FIRST AMENDMENT TO

BOND PURCHASE, TRANSFER AND PAYMENT AGREEMENT

THIS FIRST AMENDMENT TO BOND PURCHASE, TRANSFER AND PAYMENT AGREEMENT (“this Amendment”) is dated as of June 18, 2007 (the “Effective Date”), by and between AMERICAN WHOLESALE BOOK COMPANY, INC., an Alabama corporation (“Company”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Wells Fargo”).

Recitals

A.           The Company and Wells Fargo have previously entered into that certain Bond Purchase, Transfer and Payment Agreement dated as of January 26, 2007 (the “Bond Purchase Agreement”), pursuant to which Wells Fargo purchased the State Industrial Development Authority (Alabama) Taxable Revenue Bond, Series 1994 (American Wholesale Book Company Project) dated January 10, 1995 (the "Bond"), which was issued for the benefit of the Company. Capitalized terms not otherwise herein defined shall have the meanings given them in the Bond Purchase Agreement.

B.           The Company and Wells Fargo now desire to modify the limit on unsecured indebtedness allowed by the Bond Purchase Agreement and to make the other changes set forth in this Amendment.

Agreement

NOW, THEREFORE, in consideration of the foregoing recitals and in further consideration of the mutual agreements set forth herein, the Company and Wells Fargo hereby agree as follows, with such agreements to become effective as of the Effective Date:

1.            Recitals. The recitals hereinabove are hereby incorporated by this reference as if fully set forth herein.

2.            Rules of Construction. This Amendment is subject to the rules of construction set forth in the Bond Purchase Agreement.

3.            Representations and Warranties of Company. The Company represents and warrants to the Wells Fargo as follows:

(a)          Representations and Warranties in Bond Documents and Bond Purchase Agreement. All of the representations and warranties set forth in the Bond Documents and the Bond Purchase Agreement are true and correct in all material respects on and as of the Effective Date, except to the extent that such representations and warranties expressly relate to an earlier date.

(b)          No Default. As of the Effective Date, the Company is in compliance in all material respects with all the terms and provisions set forth in the Bond Documents and the Bond Purchase Agreement on their part to be observed or performed, and, no Event of Default, nor any event that upon notice or lapse of time or both would constitute such an Event of Default, has occurred and is continuing.

(c)          Organizational Documents. The articles of incorporation and bylaws of the Company have not been modified or amended since July 1, 1992.

4.            Amendments to Bond Purchase Agreement. Effective as of the Effective Date, the Bond Purchase Agreement is hereby amended as follows:

(a)          Section 6(i)(iii) of the Bond Purchase Agreement is hereby deleted in its entirety and the following is substituted therefor:

(a)         Shareholders’ Equity for the Company and the Guarantors on a consolidated basis shall not be on any date after February 3, 2007 less than an amount equal to the difference between: (i) the sum of (A) $141,000,000.00 plus (B) 100% of consolidated net income (if positive and with no reduction if negative), for each fiscal quarter (beginning with the next fiscal quarter ending after February 3, 2007 and each fiscal quarter thereafter) plus (C) 100% of any equity issuance occurring after February 3, 2007; minus (ii) the total of Restricted Payments made after February 3, 2007.

“Restricted Payments” means any acquisition by Books-a-Million of outstanding capital stock of Books-a-Million to be held on its books as treasury stock, any declaration and payment of any dividends or making of any distributions upon any of its stock (other than dividends and distributions payable only in shares of its stock) or any direct or indirect application of any of its assets to the redemption, retirement, purchase or other acquisition of its stock, or any combination of the foregoing and shall include normal and customary related transaction fees, commissions and other expenses incurred in connection with such purchases or distributions.

(b)          Section 7(h) of the Bond Purchase Agreement is hereby deleted in its entirety and the following is substituted therefor:

(h)         Neither the Company nor any Guarantor shall purchase its own stock and Books-a-Million shall not make any Restricted Payments; provided, however, Books-a-Million may from time to time (i) pay cash dividends (either ordinary or special) to its shareholders or (ii) acquire outstanding capital stock of Books-a-Million to be held on its books as treasury stock, as long as, in

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connection with each such payment of a dividend or the acquisition of treasury stock, (A) no Event of Default or Unmatured Default exists before or immediately after giving effect to such Restricted Payment and (B) the amount of such Restricted Payment is equal to or less than the Maximum Distribution Amount determined immediately prior to giving effect to such Restricted Payment.

“Maximum Distribution Amount” means an amount determined as of any date after February 3, 2007 equal to (i) $80,000,000.00 minus (ii) all Restricted Payments permitted hereunder made after February 3, 2007 and (iii) either (a) plus 50% of consolidated net income (if positive) for each fiscal quarter (beginning with the next fiscal quarter ending after February 3, 2007 and each fiscal quarter thereafter) or (b) minus 50% of consolidated net income (if negative) for each fiscal quarter (beginning with the next fiscal quarter ending after February 3, 2007 and each fiscal quarter thereafter).

5.            Bond Documents to Remain in Effect. Except as expressly amended herein, the Bond Purchase Agreement and the other Bond Documents shall remain in full force and effect in accordance with their respective terms.

6.            No Novation, etc. Nothing contained in this Amendment shall be deemed to constitute a novation of the terms of the Bond Documents or the Bond Purchase Agreement, nor release any party from liability for any obligations under the Bond Documents or the Bond Purchase Agreement, nor affect any of the rights, powers or remedies of Wells Fargo under the Bond Documents, nor constitute a waiver of any provision thereof, except as specifically set forth in this Amendment.

7.            References in Bond Documents. Effective as of the Effective Date, all references in the Bond Documents to the “Bond Purchase Agreement” shall refer to the Bond Purchase Agreement as amended by this Amendment and as the Bond Purchase Agreement may be further amended from time to time.

8.            Governing Law, Successors and Assigns, etc. This Amendment shall be governed by and construed in accordance with the laws of the State of Georgia and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

9.            Headings. The descriptive headings of the sections of this Amendment are for convenient reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

10.          Entire Agreement. This Amendment constitutes the entire understanding to date of the parties hereto regarding the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements of the parties thereto with respect to the subject matter hereof.

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11.          Severability. If any provision of this Amendment shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

12.          Counterparts. This Amendment may be executed in any number of counterparts, each of which so executed shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

13.          Effect of this Amendment. This Amendment amends and supplements the Bond Purchase Agreement and shall be construed as if it is a part thereof for all purposes.

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IN WITNESS WHEREOF, the Company and Wells Fargo have caused this Amendment to be executed and delivered by their duly authorized representatives on the dates set forth below their signature, to be effective as of the Effective Date.

AMERICAN WHOLESALE BOOK COMPANY, INC.

By: /s/ Douglas G. Markham

Its: Chief Financial Officer

Dated:	June 18, 2007

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/Randy Repp

Its Vice President

Dated:	June 18, 2007

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The undersigned constitute all of the Guarantors under the Bond Purchase Agreement, have read and agree to the terms of this Amendment and affirm that the Guaranty will remain in full force and effect following the Effective Date of this Amendment:

BOOKS-A-MILLION, INC.

By: /s/ Douglas G. Markham

Its: Chief Financial Officer

Dated:	June 18, 2007

NETCENTRAL, INC.

By: /s/ Douglas G. Markham

Its: Chief Financial Officer

Dated:	June 18, 2007

AMERICAN INTERNET SERVICE, INC.

By: /s/ Douglas G. Markham

Its: Chief Financial Officer

Dated:	June 18, 2007

booksamillion.com, inc.

By: /s/ Douglas G. Markham

Its: Chief Financial Officer

Dated:	June 18, 2007

FAITHPOINT, INC.

By: /s/ Douglas G. Markham

Its: Chief Financial Officer

Dated:	June 18, 2007

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